Exhibit 99.1

Evofem Biosciences Announces Preliminary Results for the Third Quarter of 2023

— On track to achieve third consecutive year of net product sales growth —

— Third consecutive quarter of favorable net product sales- to- sales and marketing expense ratio —

— Reduced loss from operations more than 80% vs. prior year quarter —

SAN DIEGO, CA, October 24, 2023 —Evofem Biosciences, Inc. (OTCQB: EVFMD) (“Evofem”) today announced preliminary results for the third quarter of 2023, including sequential growth in net product sales of its hormone-free prescription contraceptive gel, Phexxi® (lactic acid, citric acid and potassium bitartrate) and the positive impact of ongoing cost containment initiatives.

●	Phexxi net product sales expected to be $5.0 to $5.2 million for the third quarter of 2023.

●	Evofem remains on track to deliver its third consecutive year of net product sales growth.

●	Selling and marketing expenses were more than 75% lower and total operating expenses were more than 65% lower in the third quarter of 2023 than the third quarter of 2022.

●	Reduced loss from operations by more than 80% in the third quarter of 2023 as compared to the third quarter of 2022.

“For the third consecutive quarter, Evofem’s net product sales surpassed our sales and marketing costs and we expect to report the Company’s lowest quarterly operating loss to date, both of which testify to the successful execution of our strategy to deliver annual revenue growth with a lean, focused organization supporting our small but mighty sales team,” said Saundra Pelletier, CEO of Evofem.

Notable developments in the third quarter include the successful negotiation of a fourth amendment to Evofem’s Securities Purchase and Security Agreement dated April 2020, as amended (the “Fourth Amendment”), with a U.S.-based, healthcare-focused institutional investor (the “Investor”), under which the Investor purchased $25 million of convertible senior secured promissory notes (the “Notes”) from Evofem in 2020. Under the Fourth Amendment, the Company may repurchase the Notes for as little as $14 million. Evofem made the $1 million initial payment required by the Fourth Amendment on September 29, 2023; this will be applied toward the eventual Notes repurchase price. Furthermore, the Investor waived and withdrew the March 2023 Notice of Default and removed the cumulative net product sales covenant.

Also during the quarter, a generic drug maker that earlier this year filed an Abbreviated New Drug Application with the U.S. Food and Drug Administration (“FDA”) amended its filing and will no longer seek FDA approval to market a generic version of Phexxi® until Evofem’s Phexxi patents all expire. The latest-expiring Phexxi patents do not expire until 2033. This is a highly favorable result for Evofem and its investors.

Management will discuss these developments and answer investor questions at the Virtual Investor Ask the CEO Conference today, Tuesday, October 24, 2023 at 10:00 a.m. ET. Visit https://evofem.investorroom.com/AskTheCEO to learn more and register for the event.

The Company expects to report full unaudited results for the three- and nine- months ended September 30, 2023, in mid-November.

About Evofem Biosciences

Evofem Biosciences, Inc., is commercializing innovative products to address unmet needs in women’s sexual and reproductive health. The Company’s first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.

Phexxi® is a registered trademark of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to anticipated financial results and the expected reporting date of final results of the third quarter of 2023. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on April 27, 2023, Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 filed with the SEC on August 14, 2023 and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Contact

Amy Raskopf

Evofem Biosciences, Inc.

araskopf@evofem.com

(917) 673-5775

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